Exhibit 99.1

Babcock & Wilcox Announces Fourth Quarter 2012 Results

  Adjusted Earnings per Share of $0.56, GAAP EPS of $0.33
  Revenues of $865.3 Million, Increased 8.1%
  Initiates 2013 Adjusted EPS Guidance of $2.25 - $2.45

CHARLOTTE, N.C.--(BUSINESS WIRE)--February 27, 2013--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported fourth quarter 2012 revenues of $865.3 million, an increase of $64.5 million, or 8.1% from the fourth quarter of 2011. GAAP earnings per share for the fourth quarter 2012 were $0.33 compared to a loss of $0.53 in the fourth quarter of 2011. Adjusted earnings per share were $0.56 for the fourth quarter of 2012, a decrease of 13.8% from the adjusted earnings per share of $0.65 for the fourth quarter of 2011, excluding the impact in both periods of the mark-to-market adjustments for pension and postretirement plans and non-recurring tax adjustments.

Revenues for the full year of 2012 were $3,291.4 million, an increase of 11.5% from the $2,952.0 million recorded in 2011. GAAP earnings per share for the full year of 2012 were $1.91 compared to $0.66 in 2011. Full year 2012 adjusted earnings per share increased 17.9% to $2.17 versus adjusted earnings per share of $1.84 in the prior year, excluding the impact of the mark-to-market adjustments for pension and postretirement plans and non-recurring items.

The Company repurchased 3.9 million common shares at a total cost of $96.8 million in the fourth quarter 2012 under its $250 million share repurchase program. An additional 1.6 million shares have been repurchased through February 27, 2013 at an incremental cost of $42.3 million. The Company has approximately $110.9 million of authorized capacity remaining and intends to continue repurchasing shares.

Recent Highlights

  Selected as the only Winner of DOE’s Small Modular Reactor Licensing Technical Support Program
  Awarded $510 Million Naval Nuclear Component Contracts
  Awarded $100 Million Contract for U.K. Waste-to-Energy Plant
  Awarded $100 Million Naval Nuclear Fuel Services and Materials Contracts
  Awarded $36 Million Naval Reactors Assembly and Materials Procurement Contract
  Signed Contract to Prepare TVA Clinch River mPower™ Construction Permit Application
  Awarded Environmental Equipment Control Contract for Iowa Power Plant

Results of Operations

Consolidated revenues for the fourth quarter of 2012 were $865.3 million, an increase of $64.5 million, or 8.1%, from the fourth quarter of 2011. The Power Generation segment revenues increased $36.9 million, or 9.0%, primarily due to an increase in new-build environmental equipment revenues. Nuclear Operations segment revenues increased $32.3 million, or 12.2%, primarily due to increased production of fuel for the naval reactor program and increased manufacturing of nuclear components for certain U.S. Government programs. Nuclear Energy segment revenues decreased $3.8 million, or 3.7%, and Technical Services revenues decreased $3.5 million, or 10.9%.

GAAP operating income for the fourth quarter of 2012 was $65.7 million, an increase of $169.1 million, compared to a loss of $103.4 million in the fourth quarter of 2011. Adjusted operating income for the fourth quarter, excluding the pension mark-to-market losses of $31.9 million and $215.4 million in 2012 and 2011, respectively, was $97.6 million in the fourth quarter of 2012 and $112.0 million for the same period in 2011. Lower operating income in the Power Generation segment was due primarily to a lower level of net project improvements than in the fourth quarter of 2011 and more competitive margins from the current cycle of environmental projects. In the Nuclear Energy segment, the decrease was primarily due to the timing of a large service contract performed in the fourth quarter of 2011. Technical Services segment operating income was lower primarily as a result of decreased fee awards earned on our NNSA managed sites. These decreases were partially offset by continued strong performance in the Nuclear Operations segment.

“In 2012, we produced strong financial results, returned excess capital to shareholders, and initiated changes throughout the organization that we expect will improve profitability and cash flow in the years to come,” said E. James Ferland, President and Chief Executive Officer of B&W. “Our focus in 2013 will be on increasing the value of our existing businesses by focusing on what we do well and leveraging those competencies to drive organic growth, following through on plans to improve the efficiency and effectiveness of the organization, executing our SMR strategy, and evaluating external growth opportunities, including global diversification. I am encouraged by the opportunities we have in 2013 and am committed to meaningfully increasing value for our shareholders.”

Global Competitiveness Initiative (“GCI”)

The Global Competitiveness Initiative was launched in the third quarter of 2012 to enhance competitiveness, better position the Company for growth, and improve profitability. The Company has identified a wide range of cost reduction activities including operational and functional efficiency improvements, organizational design changes, and manufacturing optimization. Once fully executed, these actions are expected to produce a total of $40 million to $50 million in annual savings. Roughly half of the annual savings will result from efficiency improvements that will be completed by the end of 2013. The balance of the cost savings relates to manufacturing initiatives that will be completed by mid-2015. In order to achieve these savings, the Company expects to incur total restructuring charges (cash and non-cash) not to exceed $60 million.

Liquidity

The Company’s cash and investments position, net of debt, was $532.9 million at the end of the fourth quarter of 2012, an increase of $130.7 million compared to $402.2 million at the end of the third quarter of 2012. The fourth quarter typically represents the highest cash flow quarter of the year. In the fourth quarter of 2012, free cash flow was the result of strong operating income, the timing of payments from the U.S. Government related to annual retainage and fees earned, dividends received from joint ventures, and strong working capital performance in the period, partially offset by the use of $96.8 million for share repurchases and $9.5 million for dividends paid to common shareholders. In addition to net cash, the Company maintains a $700.0 million revolving credit facility, which had $542.1 million of availability as of the end of the fourth quarter. The Company believes it maintains adequate liquidity to fund operations, which could include increased working capital requirements to fund internal growth, R&D programs, capital distribution programs, and product and geographic expansion opportunities.

Full Year 2013 Outlook

The Company is targeting 2013 consolidated revenues of $3.40 billion to $3.55 billion and adjusted earnings per share for the full year 2013 of $2.25 to $2.45. Adjusted EPS excludes the mark-to-market adjustment for pension and postretirement benefits and GCI restructuring charges. Further, it assumes, net B&W mPower™ spending of $85 million to $95 million, savings from GCI realized in 2013 of $10 million to $15 million, an effective tax rate of between 33% and 35%, and no unusual items.

Reconciliation of Non-GAAP Operating Income and Earnings Per Share

(in $ millions, except per share amounts)

	Q4 2012 GAAP	Impair- ment Charges	One-time Tax (Benefit) / Charges	Pension & OPEB MTM (Gain) / Loss	Q4 2012 Adjusted	Pension Amorti- zation	Q4 2012 Adjusted Pre-MTM Acctg Change
Operating Income	$65.7	$-	$-	$31.9	$97.6	$(19.4)	$78.2
Other Income / (Expense)	(1.5)	-	-	0.2	(1.4)	-	(1.4)
Provision for Income Taxes	(27.2)	-	6.8	(11.0)	(31.4)	6.2	(25.3)
Net Income	36.9	-	6.8	21.1	64.7	(13.3)	51.5
Net Loss (Income) Attributable to Non-Controlling Interest	2.2	-	-	-	2.2	-	2.2
Net Income Attributable to The Babcock & Wilcox Company	$39.1	$-	$6.8	$21.1	$66.9	$(13.3)	$53.7

Diluted Earnings per Common Share	$0.33	$-	$0.06	$0.18	$0.56	$(0.11)	$0.45

	FY 2012 GAAP	Impair- ment Charges	One-time Tax (Benefit) / Charges	Pension & OPEB MTM (Gain) / Loss	FY 2012 Adjusted	Pension Amorti- zation	FY 2012 Adjusted Pre-MTM Acctg Change
Operating Income	$346.6	$2.6	$-	$31.9	$381.1	$(77.9)	$303.2
Other Income / (Expense)	(27.2)	27.0	-	0.2	0.0	(0.1)	(0.1)
Provision for Income Taxes	(101.9)	(1.0)	(18.5)	(11.0)	(132.4)	27.5	(104.9)
Net Income	217.6	28.6	(18.5)	21.1	248.7	(50.6)	198.1
Net Loss (Income) Attributable to Non-Controlling Interest	10.1	-	-	-	10.1	-	10.1
Net Income Attributable to The Babcock & Wilcox Company	$227.7	$28.6	$(18.5)	$21.1	$258.8	$(50.6)	$208.2

Diluted Earnings per Common Share	$1.91	$0.24	$(0.16)	$0.18	$2.17	$(0.43)	$1.75

	Q4 2011 GAAP	Pension & OPEB MTM (Gain) / Loss	Q4 2011 Adjusted	Pension Amorti- zation	Q4 2011 Adjusted Pre-MTM Acctg Change
Operating Income (Loss)	$(103.4)	$215.4	$112.0	$(18.7)	$93.3
Other Income / (Expense)	(3.9)	0.3	(3.6)	(0.1)	(3.7)
Provision for Income Taxes	42.1	(76.5)	(34.4)	6.8	(27.6)
Net Income (Loss)	(65.2)	139.2	74.0	(11.9)	62.0
Net Loss (Income) Attributable to Non-Controlling Interest	2.2	-	2.2	-	2.2
Net Income (Loss) Attributable to The Babcock & Wilcox Company	$(63.0)	$139.2	$76.2	$(11.9)	$64.3

Diluted Earnings per Common Share	$(0.53)	$1.18	$0.65	$(0.10)	$0.54

	FY 2011 GAAP	Pension & OPEB MTM (Gain) / Loss	FY 2011 Adjusted	Pension Amorti- zation	FY 2011 Adjusted Pre-MTM Acctg Change
Operating Income	$95.7	$215.4	$311.1	$(75.1)	$236.0
Other Income / (Expense)	(1.2)	0.3	(0.8)	(0.2)	(1.0)
Provision for Income Taxes	(23.9)	(76.5)	(100.4)	27.4	(73.0)
Net Income	70.6	139.2	209.8	(47.9)	162.0
Net Loss (Income) Attributable to Non-Controlling Interest	7.7	-	7.7	-	7.7
Net Income Attributable to The Babcock & Wilcox Company	$78.3	$139.2	$217.5	$(47.9)	$169.7

Diluted Earnings per Common Share	$0.66	$1.18	$1.84	$(0.40)	$1.43

The Company is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss Fourth Quarter 2012 Results

Date:	Thursday, February 28, 2013, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to expected revenues and adjusted earnings per share for full-year 2013, including assumptions underlying those expectations; our expectations with respect to the savings, benefits, timing and charges associated with our Global Competitiveness Initiative; and our focus and commitments for 2013. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the industries in which we operate, our inability to timely or properly execute on contracts in backlog, delays or other difficulties implementing our Global Competitiveness Initiative, our inability to obtain third-party funding for portions of our B&W mPower™ program or our inability to control research and development costs associated with the B&W mPower™ program. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 14,000 people, in addition to approximately 10,400 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$383,547	$415,209
Restricted cash and cash equivalents	60,961	61,190
Investments	88,769	68,805
Accounts receivable – trade, net	364,960	305,832
Accounts receivable – other	61,682	77,505
Contracts in progress	316,518	315,286
Inventories	124,218	107,298
Deferred income taxes	78,573	102,022
Other current assets	41,858	33,929

Total Current Assets	1,521,086	1,487,076

Property, Plant and Equipment	1,099,040	1,017,422
Less accumulated depreciation	652,019	595,131

Net Property, Plant and Equipment	447,021	422,291

Investments	4,090	3,775

Goodwill	280,780	276,180

Deferred Income Taxes	227,215	241,739

Investments in Unconsolidated Affiliates	186,354	163,568

Other Assets	173,809	194,482

TOTAL	$2,840,355	$2,789,111

THE BABCOCK & WILCOX COMPANY CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
	(In thousands)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current maturities of long-term debt	$4,062	$4,653
Accounts payable	264,798	237,494
Accrued employee benefits	186,495	303,803
Accrued liabilities – other	57,991	71,079
Advance billings on contracts	472,287	438,753
Accrued warranty expense	83,682	97,209
Income taxes payable	9,973	1,816

Total Current Liabilities	1,079,288	1,154,807

Long-Term Debt	430	633

Accumulated Postretirement Benefit Obligation	71,208	80,663

Environmental Liabilities	46,497	44,069

Pension Liability	579,165	586,045

Other Liabilities	60,851	87,921

Commitments and Contingencies (Note 10)

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 119,608,026 and 118,458,911 shares at December 31, 2012 and December 31, 2011, respectively	1,196	1,185
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	-	-
Capital in excess of par value	713,257	676,952
Retained earnings	349,063	130,890
Treasury stock at cost, 4,372,143 and 351,876 shares at December 31, 2012 and December 31, 2011, respectively	(109,809)	(10,059)
Accumulated other comprehensive income	32,728	26,826
Stockholders’ Equity – The Babcock & Wilcox Company	986,435	825,794
Noncontrolling interest	16,481	9,179
Total Stockholders’ Equity	1,002,916	834,973

TOTAL	$2,840,355	$2,789,111

THE BABCOCK & WILCOX COMPANY CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands)

Revenues	$865,296	$800,789	$3,291,359	$2,952,040
Costs and Expenses:
Cost of operations	673,894	748,856	2,461,205	2,384,154
Research and development costs	29,483	31,878	120,562	106,396
(Gains) losses on asset disposals and Impairments – net	(319)	(3,713)	1,419	(3,087)
Selling, general and administrative expenses	114,664	149,343	428,293	447,561
Total Costs and Expenses	817,722	926,364	3,011,479	2,935,024

Equity in Income of Investees	18,119	22,131	66,709	78,655

Operating Income (Loss)	65,693	(103,444)	346,589	95,671

Other Income (Expense):
Interest income	337	331	1,491	1,342
Interest expense	(964)	(2,021)	(3,735)	(4,543)
Other income (expense) – net	(920)	(2,256)	(24,927)	2,028
	(1,547)	(3,946)	(27,171)	(1,173)

Income (Loss) before Provision for (Benefit from) Income Taxes	64,146	(107,390)	319,418	94,498

Provision for (Benefit from) Income Taxes	27,250	(42,149)	101,861	23,880

Net Income (Loss)	$36,896	$(65,241)	$217,557	$70,618

Net Loss Attributable to Noncontrolling Interest	2,175	2,232	10,138	7,701

Net Income (Loss) Attributable to The Babcock & Wilcox Company	$39,071	$(63,009)	$227,695	$78,319

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.33	$(0.53)	$1.92	$0.67
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.33	$(0.53)	$1.91	$0.66

Shares used in the computation of earnings per share
Basic	117,928,087	117,998,268	118,418,930	117,560,594
Diluted	118,515,360	117,998,268	119,021,324	118,404,597

THE BABCOCK & WILCOX COMPANY CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2012	2011	2010
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$217,557	$70,618	$140,203
Non-cash items included in net income:
Depreciation and amortization	69,697	73,003	71,633
Income of investees, net of dividends	(15,115)	(20,854)	(20,449)
Losses (gains) on asset disposals and impairments – net	1,419	(3,087)	38
Impairment of USEC investment	27,000	-	-
In-kind research and development costs	17,942	16,584	-
Provision for (benefit from) deferred taxes	43,038	(19,200)	31,168
Recognition of losses and prior service cost for pension and postretirement plans	35,480	219,508	95,547
Stock-based compensation expense	18,009	17,927	16,308
Excess tax benefits from stock-based compensation	(1,571)	(4,083)	(5,276)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(52,034)	(26,887)	101,260
Accounts payable	30,391	48,246	19,882
Net contracts in progress and advance billings	32,527	(28,746)	(153,933)
Income taxes	5,522	31,961	9,239
Accrued and other current liabilities	(30,553)	(23,106)	(9,761)
Pension liability and accrued postretirement and employee benefits	(168,004)	(144,802)	(85,371)
Other	(46,378)	(33,491)	(18,082)
NET CASH PROVIDED BY OPERATING ACTIVITIES	184,927	173,591	192,406
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	229	(48,923)	3,038
Purchases of property, plant and equipment	(86,635)	(63,874)	(63,649)
Acquisition of businesses, net of cash acquired	(318)	(11,907)	(29,962)
Purchases of available-for-sale securities	(268,929)	(145,198)	(135,135)
Sales and maturities of available-for-sale securities	247,649	147,288	134,276
Proceeds from asset disposals	580	6,468	753
Proceeds from sale of an unconsolidated affiliate	2,091	-	-
Investments, net of return of capital, in equity and cost method investees	(6,064)	(38,176)	(42,912)
Decrease in note receivable from affiliate	-	-	43,277
NET CASH USED IN INVESTING ACTIVITIES	(111,397)	(154,322)	(90,314)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowings and long-term debt	(4,643)	(1,782)	(29,914)
Payment of debt issuance costs	(4,902)	(82)	(9,994)
Increase in short-term borrowing	3,815	1,254	25,000
Repurchase of common shares	(96,774)	-	-
Dividends paid to common shareholders	(9,485)	-	-
Dividend paid to McDermott International, Inc.	-	-	(100,000)
Capital contribution from McDermott International, Inc.	-	-	12,501
Distribution to McDermott International, Inc.	-	-	(43,334)
(Decrease) Increase in notes payable to affiliates	-	-	(43,386)
Exercise of stock options	2,926	4,463	211
Excess tax benefits from stock-based compensation	1,571	4,083	5,276
Other	(514)	(401)	(93)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(108,006)	7,535	(183,733)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	2,814	(2,737)	3,315
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(31,662)	24,067	(78,326)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	415,209	391,142	469,468
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$383,547	$415,209	$391,142
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$3,842	$4,525	$3,746
Income taxes (net of refunds)	$83,062	$33,505	$27,227

The Babcock & Wilcox Company Business Segment Information (Restated) For the Periods Ended December 31, 2012 and 2011 (In thousands of U.S. dollars)

	Three Months Ended		Year Ended
	12/31/12	12/31/11	12/31/12	12/31/11
REVENUES:
Power Generation	$448,286	$411,420	$1,785,959	$1,541,509
Nuclear Operations	298,005	265,703	1,098,031	1,043,185
Technical Services	28,586	32,113	107,851	119,711
Nuclear Energy	96,959	100,736	325,953	321,406
Adjustments and Eliminations	(6,540)	(9,183)	(26,435)	(73,771)
TOTAL	$865,296	$800,789	$3,291,359	$2,952,040

SEGMENT INCOME:
Power Generation	$45,178	$57,227	$183,387	$183,984
Nuclear Operations	59,156	49,368	226,269	194,438
Technical Services	14,041	21,303	59,655	69,915
Nuclear Energy	(16,193)	(9,939)	(62,879)	(116,887)
SUBTOTAL	102,182	117,959	406,432	331,450
Corporate	(4,599)	(5,985)	(27,953)	(20,361)
Mark to Market Adjustment	(31,890)	(215,418)	(31,890)	(215,418)
TOTAL	$65,693	$(103,444)	$346,589	$95,671

EQUITY IN INCOME OF INVESTEES:
Power Generation	$6,312	$5,866	$17,402	$25,778
Nuclear Operations	0	0	0	0
Technical Services	12,121	16,265	49,621	52,877
Nuclear Energy	(314)	0	(314)	0
TOTAL	$18,119	$22,131	$66,709	$78,655

PENSION EXPENSE:
Power Generation	$3,172	$3,995	$15,744	$16,561
Nuclear Operations	3,391	2,360	13,565	11,089
Technical Services	215	198	861	792
Nuclear Energy	1,463	660	3,056	2,611
Corporate	842	798	2,873	2,743
Mark to Market Adjustment	34,496	212,802	34,496	212,802
TOTAL	$43,579	$220,813	$70,595	$246,598

DEPRECIATION AND AMORTIZATION:
Power Generation	$4,814	$3,892	$19,126	$17,264
Nuclear Operations	7,334	9,103	32,013	38,169
Technical Services	55	65	244	262
Nuclear Energy	1,640	1,393	6,202	5,346
Corporate	3,036	3,057	12,112	11,962
TOTAL	$16,879	$17,510	$69,697	$73,003

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$6,692	$6,907	$22,952	$21,325
Nuclear Operations	0	178	119	234
Technical Services	315	1,232	654	1,878
Nuclear Energy	22,476	23,561	96,837	82,959
TOTAL	$29,483	$31,878	$120,562	$106,396

CAPITAL EXPENDITURES:
Power Generation	$8,471	$5,173	$24,592	$15,788
Nuclear Operations	14,308	10,315	44,810	32,082
Technical Services	0	0	0	0
Nuclear Energy	4,101	928	8,435	7,257
Corporate	975	3,461	8,798	8,747
TOTAL	$27,855	$19,877	$86,635	$63,874

BACKLOG:
Power Generation	$2,483,046	$1,947,274	$2,483,046	$1,947,274
Nuclear Operations	2,983,864	2,995,364	2,983,864	2,995,364
Technical Services	4,503	13,756	4,503	13,756
Nuclear Energy	278,003	382,638	278,003	382,638
TOTAL	$5,749,416	$5,339,032	$5,749,416	$5,339,032

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, 704-625-4944
Vice President, Treasurer and Investor Relations
investors@babcock.com
or
Media Contact:
Ryan Cornell, 330-860-1345
Public Relations Manager
rscornell@babcock.com